EXHIBIT 5

Origin Agritech Limited
Kingston Chambers
P.O. Box 173
Road Town
Tortola
British Virgin Islands

September 4, 2007
Dear Sirs

Re: Origin Agritech Limited

We have examined the Registration Statement on Form S-8 to be filed by Origin Agritech Limited, a company incorporated under the BVI Business Companies Act 2004 (as amended) (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of an amount of Ordinary Shares of no par value of the Company (the “Shares”) for issuance pursuant to the Origin Agritech Limited 2005 Performance Equity Plan (the “Plan”).

As British Virgin Islands counsel to the Company, we have examined the board resolutions of the Company dated August 16, 2007 in connection with the Plan and have assumed that the Shares will be issued in accordance with the Plan and the resolutions authorising their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plan and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plan) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully,

/s/ Maples and Calder
Maples and Calder